Exhibit 32.1

                    CERTIFICATION OF CHIEF EXECUTIVE OFFICER
                                 ALPHATRADE.COM
                FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2008
                 PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED
            PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Penny Perfect, am the Chief Executive Officer of AlphaTrade.com, a Nevada corporation (the "Company"). I am delivering this certificate in connection with the Annual Report on Form 10-K of the Company for the year ended December 31, 2008 and filed with the Securities and Exchange Commission ("Annual Report").

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, I hereby certify that, to the best of my knowledge, the Annual Report fully complies with the requirements of Section 13(a) or
Section 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: April 2, 2009



                              By: /s/ Penny Perfect
                                  ---------------------------------------------
                                  Penny Perfect
                                  Chief Executive Officer, President, Chairman, and Director




























                                Exhibit 32.1 - 1